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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934





         Date of Report (Date of earliest event reported): JULY 15, 2003





                                TC PIPELINES, LP
             (Exact name of registrant as specified in its charter)





               DELAWARE                    000-26091            52-2135448
     (State or other jurisdiction         (Commission         (I.R.S. Employer
           of incorporation)             File Number)        Identification No.)



               110 TURNPIKE ROAD, SUITE 203                        01581
                WESTBOROUGH, MASSACHUSETTS                       (Zip Code)
         (Address of principal executive offices)


                                 (508) 871-7046
              (Registrant's telephone number, including area code)


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

         99.1 Press Release issued by Northern Border Pipeline Company on July 15, 2003.

ITEM 9. REGULATION FD DISCLOSURE

         On July 15, 2003, Northern Border Pipeline Company ("Northern Border Pipeline") issued a press release announcing that it has made further progress in recontracting and has now nearly sold out the long-haul firm capacity on its pipeline system. The additional capacity commitments are at the maximum transportation rates with terms of one to two years.

         In the same press release, Northern Border Pipeline also announced that Cargill, Incorporated ("Cargill") has finalized the assignment of all of the firm transportation capacity formerly held by Mirant Americas Energy Marketing, LP ("Mirant"), which is approximately 10% of Northern Border Pipeline's firm capacity and extends for terms into 2006 and 2008. Additionally, Cargill assumed the management services of Pan-Alberta Gas, Ltd. previously performed by Mirant.

         TC PipeLines, LP (the "Partnership") owns a 30% general partner interest in Northern Border Pipeline. A copy of the press release of Northern Border Pipeline is furnished as Exhibit 99.1.

         The information in Item 9 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 9 of this report will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Partnership, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Partnership or any of its affiliates.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    TC PipeLines, LP

                                    By: TC PipeLines GP, Inc.,
                                        its general partner


Dated: July 15, 2003                By: /s/ Theresa Jang
                                        ----------------------------------------
                                        Theresa Jang
                                        Controller


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                                  EXHIBIT INDEX

NUMBER           EXHIBIT

99.1.            Press Release issued by Northern Border Pipeline Company on
                 July 15, 2003.


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